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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41344, 333-44272, 333-60648, 333-65136, 333-73770, 333-76720,
333-82634 and 333-83094), on Form S-4 (No. 333-82628), and on Form S-8 (Nos.
33-31662, 33-56384, 33-56386, 33-65790, 33-64349, 333-13531, 333-36598,
333-44345, 333-48320, 333-48322, 333-53633, 333-81678, and 333-81676) of
Weatherford International, Inc. of our report dated January 30, 2002, with respect to the consolidated financial statements and schedule of Weatherford International, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                              /s/ Ernst & Young LLP


Houston, Texas
March 22, 2002